UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington D.C., 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 31, 2006

PETROL OIL AND GAS, INC.

(Exact name of registrant as specified in its charter)

Nevada	000-3009	90-0066187
(State of other jurisdiction of	(Commission	(I.R.S. Employer
incorporation or organization)	File Number)	Identification No.)

Corporate Woods, Building 51
9393 West 110th Street, Suite 500
Overland Park, KS	66210
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (913) 323-4925

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

FORWARD-LOOKING STATEMENTS

This document contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical fact are “forward-looking statements” for purposes of federal and state securities laws, including, but not limited to, any projections of earnings, revenue or other financial items; any statements of the plans, strategies and objections of management for future operations; any statements concerning proposed new services or developments; any statements regarding future economic conditions or performance; any statements or belief; and any statements of assumptions underlying any of the foregoing.

Forward-looking statements may include the words “may,” “could,” “estimate,” “intend,” “continue,” “believe,” “expect” or “anticipate” or other similar words. These forward-looking statements present our estimates and assumptions only as of the date of this report. Except for our ongoing securities laws, we do not intend, and undertake no obligation, to update any forward-looking statement.

Although we believe that the expectations reflected in any of our forward-looking statements are reasonable, actual results could differ materially from those projected or assumed in any of our forward-looking statements. Our future financial condition and results of operations, as well as any forward-looking statements, are subject to change and inherent risks and uncertainties. The factors impacting these risks and uncertainties include, but are not limited to:

•	the ability to continue to produce gas and oil from existing wells;
•	the ability to discover commercial quantities of natural gas and oil;
•	the market price for oil and gas;
•	the ability to fully implement our exploration and development program;
•	increased competitive pressures from existing competitors and new entrants;
•	increases in interest rates or our cost of borrowing or a default under any material debt agreements;
•	deterioration in general or regional economic conditions;
•	adverse state or federal legislation or regulation that increases the costs of compliance, or adverse findings by a regulator with respect to existing operations;
•	loss of customers or sales weakness;
•	inability to achieve future sales levels or other operating results;
•	fluctuations of oil and gas prices;
•	the unavailability of funds for capital expenditures; and
•	operational inefficiencies in distribution or other systems.

For a detailed description of these and other factors that could cause actual results to differ materially from those expressed in any forward-looking statement, please see “Factors That May Affect Our Results of Operation” in our Annual Report on Form 10-KSB for the year ended December 31, 2005.

Section 1 – Registrant’s Business and Operations

Item 1.01 Entry into a Material Definitive Agreement.

Laurus Funds Financing Transaction

On May 31, 2006, Petrol Oil and Gas, Inc. (“the Company”) entered into agreements with Laurus Master Fund, Ltd., a Cayman Islands corporation (“Laurus Funds”) to draw down an additional $10,000,000 under the credit facility provided by Laurus Funds in October 2005. Under the terms of the Laurus Funds agreements the Company issued a Secured Term Note (the “Note”) in the aggregate principal amount of $10 million and a five-year warrant (the “Warrant”) to purchase 400,000 shares of the Company’s common stock at $1.65 per share. The Note has a three-year term and bears an interest rate equivalent to the “prime rate” published by the Wall Street Journal from time to time plus 3.25%, subject to a floor of 10% and a ceiling of 14% per annum. Concurrently with the execution of the new Laurus Funds agreements, the Company amended and restated its previous $10 million Secured Term Note dated October 31, 2005 and the $5 million Secured Term Note dated March 31, 2006 with Laurus Funds.

On June 2, 2006, the funds were released from Escrow. Net proceeds to the Company from the financing, after payment of fees and expenses to Laurus Funds and its affiliates, were $9,629,678.68. The proceeds will be utilized by the Company for drilling activities on the Company’s Coal Creek Project.

The following describes certain material terms of the financing transaction with Laurus Funds. The description below is not a complete description of all terms of the financing transaction and is qualified in its entirely by reference to the agreements entered into in connection with the financing, which are attached as exhibits hereto.

Note Maturity Date and Interest Rate. The Note matures on May 31, 2009 absent earlier redemption by the Company, as described below. As mentioned above, annual interest on the Note is equal to the “prime rate” published in the Wall Street Journal from time to time, plus three and a quarter percent (3.25%), provided, that, such annual rate of interest may not be less than ten percent (10%) nor more than fourteen percent (14%).

Payment of Interest and Principal. Interest on the Note is payable monthly in arrears on the first day of each month during the term of the Note, commencing July 1, 2006. In addition, commencing July 1, 2006, the Company is required to make monthly principal payments equal to eighty percent (80%) of Net Revenue relating to all gas properties of the Company set forth on Exhibit A to the Secured Term Note, all gas properties of the Company acquired after the date of October 31, 2005 and all gas properties of Coal Creek Pipeline, Inc.

Warrant Terms. The Warrant grants Laurus Funds the right to purchase 400,000 shares of the Company’s common stock at $1.65 per share. The Warrant expires on May 31, 2011.

Restrictions on Exercise of Warrant. Notwithstanding anything to the contrary set forth above, Laurus Funds is not entitled to exercise the Warrant if such receipt of shares of common stock would cause Laurus Funds to be deemed to beneficially own in excess of 4.99% of the outstanding shares of the Company’s common stock on the date of issuance of such shares. Such provision may be waived by Laurus Funds upon 75 days prior written notice to the Company.

Right to Redeem Note. The Company has the option of prepaying the outstanding Amortizing Principal Amount in whole or in part by paying an amount equal to 100% of the principal amount being redeemed by giving at least seven (7) business days prior written notice of redemption to Laurus Funds.

Security of Note. The Note is secured by a security interest in substantially all of the assets of the Company, certain assets of Neodesha Pipeline and Coal Creek Pipeline and in certain gas properties of the Company pursuant to various mortgages, deeds of trust, security agreements, financing statements and assignments of production.

Registration Rights. Pursuant to the terms of the Registration Rights Agreement between Laurus Funds and the Company, the Company is obligated to file a registration statement registering 400,000 shares of the Company’s common stock issuable upon exercise of the Warrant.

Right of First Refusal. Subject to certain exceptions, the Company has granted Laurus Funds a right of first refusal to provide additional financing to the Company in the event that the Company proposes additional debt financing or to sell any equity securities of the Company.

Additional Restrictions. The financing documents contain certain restrictions regarding the operation of the Company while 25% of the principal amount of the Note is outstanding. Such restrictions include the Company’s agreement that, except with Laurus Funds prior written consent (such consent not to be unreasonably withheld), it will not issue any (i) debt securities with a continuously variable/floating conversion feature which are or could be (by conversion or registration) free-trading securities, or (ii) any equity securities with a continuously variable/floating conversion feature which are or could be (by conversion or registration) free-trading securities, provided that no consent shall be necessary on the issuance of equity securities having such a variable/floating conversion feature where the conversion price is subject to a specified minimum “floor” price per share.

In addition, the financing documents, among other things, (i) prohibit the Company from paying dividends, issuing any preferred stock that is manditorily redeemable, or redeem any of its preferred stock or other equity interests, (ii) prohibit the Company from incurring additional debt other than (1) trade debt and debt incurred to finance the purchase of equipment, (2) any indebtedness incurred in connection with the purchase of assets in the ordinary course of business, (3) cancel any indebtedness owing to it in excess of $50,000 in the aggregate during any 12 month period, or (4) assume, guarantee, endorse or otherwise become liable in connection with any obligations of any other Person, except the endorsement of negotiable instruments by the Company for deposit or collection or similar transactions in the ordinary course of business.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The Company incurred a direct $10 million financial obligation through execution of the Laurus Funds Note. The Note is secured by a blanket lien on substantially all of the assets owned by the Company. In the event the Company defaults under the agreements with Laurus Funds, Laurus Funds may enforce its rights as a secured party and accelerate payments under the Note and the Company may lose all or a portion of its assets. Subject to certain grace periods, the Note and agreements provide for the following events of default (among others):

•	Failure to pay interest and principal when due;

•	An uncured breach by the Company of any material covenant, term or condition in any of the notes or related agreements;

•	A breach by the Company of any material representation or warranty made in any of the notes or in any related agreement;

•	Any money judgment or similar final process is filed against the Company for more than $50,000;

•	Any form of bankruptcy or insolvency proceeding is instituted by or against the Company; and

•	Suspension of the Company’s common stock from the Over-the-Counter Bulletin Board for five consecutive days or five days during any ten consecutive days.

See Item 1.01 for a discussion of the terms of the Laurus Funds transaction.

Section 3 – Securities and Trading Markets

Item 3.02 Unregistered Sales of Equity Securities

Pursuant to the Laurus Funds transaction entered into on May 31, 2006, the Company executed a $10 million secured term note and granted Laurus Funds a warrant to purchase 400,000 shares of its common stock at $1.65 per share. The Warrant is exercisable at any time or from time to time before 5:00 p.m., New York time, through the close of business May 31, 2011. The Company believes that the issuance and sale of the Warrant was exempt from the registration and prospectus delivery requirements of the Securities Act of 1933 by virtue of Section 4(2) and Regulation D Rule 506. The warrant was issued directly by the Company and did not involve a public offering or general solicitation. Laurus Funds is an “Accredited Investor” as defined in Rule 501 of Regulation D promulgated under the Securities Act. Laurus Funds was afforded an opportunity for effective access to files and records of the Company that contained the relevant information needed to make its investment decision, including the financial statements and Exchange Act reports. The Company reasonably believes that Laurus Funds, immediately prior to issuing the warrants, had such knowledge and experience in financial and business matters that they were capable of evaluating the merits and risks of their investment. Laurus Funds had the opportunity to speak with the Company’s management on several occasions prior to its investment decision.

In connection with the Laurus Funds financing, the Company paid Laurus Funds a management fee of $350,000, plus $20,321.32 for due diligence, legal and escrow fees.

Section 8 – Other Events

Item 8.01 Other Events

Press Releases

On June 7, 2006, the Company issued a press release announcing the closing of an additional $10 million to support its expanded development program on its Coal Creek Project. This third tranche represents $25 million in funding recently acquired from Laurus Master Fund in an agreement that provides debt financing of up to $50 million.

A copy of the press release is attached hereto as Exhibit 99.1.

Section 9 – Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits.

EXHIBITS

10.1     Securities Purchase Agreement dated May 31, 2006

10.2     Secured Term Note dated May 31, 2006

10.3     Amended and Restated Secured Term Note effective March 31, 2006

10.4     Amended and Restated Secured Term Note effective October 31, 2005

10.5     Common Stock Purchase Warrant dated May 31, 2006

10.6     Registration Rights Agreement dated May 31, 2006

10.7     Second Amended and Restated Mortgage

99.1     Press Release dated June 7, 2006

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

PETROL OIL AND GAS, INC.

By:/s/ Paul Branagan

Paul Branagan, President

Date: June 15, 2006